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                                                                    Exhibit 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this registration statement of
Marcam Corporation on Form S-8 of our report dated October 24, 1996, on our audits of the consolidated financial statements of Marcam Corporation as of September 30, 1996 and 1995, and for each of the two years in the period ended September 30, 1996, which report is included in the Annual Report on Form 10-K of Marcam Corporation for the year ended September 30, 1996.


                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 27, 1997